Exhibit 15.1

Letter re: Unaudited Interim Financial Information

FMC Technologies, Inc.

Chicago, Illinois

Re: Registration Statements on Form S-8 (No. 333-62996, 333-76210, 333-76214 and 333-76216)

With respect to the subject registration statements, we acknowledge our awareness of the incorporation by reference therein of our report dated November 10, 2008, related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933 (the “Act”), such report is not considered part of a registration statement prepared or certified by an independent registered public accounting firms or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

/s/ KPMG LLP

Chicago, Illinois
November 10, 2008

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